EXHIBIT 99.1

                         BMW Financial Services NA, LLC
                             300 Chestnut Ridge Road
                            Woodcliff Lake, NJ 07677




BMW Vehicle Lease Trust 2000-A
BMW Auto Leasing LLC
Financial Services Vehicle Trust
BMW Manufacturing LP
300 Chestnut Ridge Road
Woodcliff Lake, NJ 07677

To Whom It May Concern:

           BMW Financial Services NA, LLC is unable to furnish the Servicer's Annual Statement as to Compliance required by Section 2.12 of the 2000-A Servicing Supplement to the Servicing Agreement dated as of August 30, 1995 by March 31, 2003 because Section 2.12 of such Supplement requires that such Statement be delivered by April 30, and the Servicer was not informed by you of the need for a March 31 delivery until recently. Delivery of the Statement by March 31 is now impracticable.



                                             BMW Financial Services NA, LLC



                                             By:    /s/ Gerald Holzmann
                                                   -----------------------------
                                             Name:   Gerald Holzmann
                                             Title:  Chief Financial Officer